UNITED STATES

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SCHEDULE 14-A

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LCA-Vision Inc.

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LCA-Vision Inc. is using the following presentation materials in connection with its outreach to stockholders regarding its merger with PhotoMedex, Inc.


LasikPlus

LCA-Vision Inc.

Nasdaq: LCAV

April 2014

Acquisition by PhotoMedex, Inc.

Notice to Investors

LCA-Vision Inc. ("LCA-Vision") and its directors and officers may be deemed to be participants in the solicitation of proxies for the special meeting of LCA-Vision stockholders to be held on May 7, 2014 to approve the merger of LCA-Vision with a subsidiary of PhotoMedex, Inc. ("PhotoMedex"). In connection with the proposed merger, LCA-Vision has filed with the Securities and Exchange Commission a Proxy Statement. The stockholders of LCA-Vision are advised to read in full the Proxy Statement and other documents filed with the Securities and Exchange Commission in connection with the solicitation of proxies for the special meeting because these documents contain important information. The Proxy Statement was mailed on or about March 28, 2014 to stockholders of LCA-Vision as of March 20, 2014, the record date for voting on the merger. The Proxy Statement can be obtained, without charge, at the Securities and Exchange Commission's website at www.sec.gov. In addition, the Proxy Statement and other documents relating to the special meeting may be obtained free of charge by directing a request to LCA-Vision Inc., 7840 Montgomery Road, Cincinnati, Ohio 45236, Attn: Assistant Secretary, or (513) 792-9090.

Forward-Looking Statements

Some portions of this presentation and the Proxy Statement filed with the Securities and Exchange Commission, particularly those describing LCA-Vision's strategies, operating expense reductions and business plans will contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks, uncertainties and other factors. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements of the plans, strategies and objectives of management for future operations; any statements regarding product development, product extensions, product integration or product marketing; any statements regarding continued compliance with government regulations, changing legislation or regulatory environments; any statements of expectation or belief and any statements of assumptions underlying any of the foregoing. These risks, uncertainties and other factors, including PhotoMedex's ability to consummate the announced acquisition of LCA-Vision, unexpected costs or unexpected liabilities that may arise from the announced acquisition, and the general risks associated with the businesses of PhotoMedex and LCA-Vision described in the reports and other documents filed with the SEC, could cause actual results to differ materially from those referred to, implied or expressed in the forward-looking statements. LCA-Vision cautions readers not to rely on these forward-looking statements. All forward-looking statements are based on information currently available to LCA-Vision and are qualified in their entirety by this cautionary statement. LCA-Vision anticipates that subsequent events and developments will cause its views to change. The information contained in this presentation speaks as of the date hereof and LCA-Vision does not have or undertake any obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

Summary of Discussion Points

- Executive summary
- Negotiation timeline
- Valuation analyses
- Strategic rationale for transaction
- Q&A

Executive Summary

Key Decision Points

Why This is the Right Transaction

1. **Compelling Valuation**: The proposed merger price offers a substantial premium over pre-announcement LCAV stock prices and compares very favorably to precedent transactions in the sector.
2. **Certain Value in an Uncertain Environment**: The proposed merger provides a cash payment today beyond what could be expected under management's risk-adjusted go-forward business plan, given the substantial macroeconomic and operational risks faced by the company as a stand-alone entity.
3. **Extensive Review of Alternatives**: LCA-Vision and its Board of Directors have explored a broad range of strategic alternatives over the past three years to grow the business and improve stockholder value, including acquisitions in the ophthalmology industry, acquisitions in other healthcare services, joint ventures to leverage excess capacity, stock repurchases, restructurings and other possible strategic transactions.
4. **Diligent and Comprehensive Process**: LCA-Vision undertook a comprehensive process to evaluate potential partners for its business during the 30-day publicly announced "go-shop" period, and received no alternative proposals. Approximately 50 potential acquirers were approached.
5. **Independent Board and Advisors**: LCA-Vision's Independent Directors consulted with third-party advisors including Cain Brothers & Company LLC (financial) and Taft Stettinius & Hollister LLP (legal) and reviewed all prospective alternatives in determining that the proposed acquisition was in the best interests of LCAV stockholders. Due to Board size and the fact that all directors are independent, a special committee was not deemed necessary.

Summary of Merger Terms

Overview

On February 13, 2014 LCA-Vision entered into an agreement to be acquired by PhotoMedex

- Purchase price of $5.37 per share in cash
- Record date of March 20, 2014

Key terms

- 30-day "go-shop" period concluded on March 15, 2014; LCA-Vision still able to accept unsolicited alternative proposals subject to certain conditions
- Termination fee of 3% and expense reimbursement of up to $1.0 million
- No financing condition to closing

Approvals Required

- Review period for Hart-Scott-Rodino was terminated by the government on March 14, 2014
- LCA-Vision stockholder approval required at special meeting scheduled for May 7, 2014

Closing

Timing of Closing

- Expected second quarter of 2014

Negotiation Timeline

Summary Negotiation Timeline

- February 14, 2011 – LCA-Vision retained Cain Brothers to develop an acquisition program and facilitate one or more transactions
- July 20, 2011 – Entered into LOI for acquisition of a privately owned competitor for cash, stock and debt; conducted diligence, exchanged draft documents; negotiations terminated September 2011 over major issues involving integration of the businesses
- Discussions with PhotoMedex:


ENTERED INTO NDA, BEGAN EXCHANGING INFORMATION
LCAV BOARD MEETINGS; OFFER DEEMED INADEQUATE
LCAV BOARD MEETING
LCAV COUNTEROFFER OF $5.75/SHARE ($5.25 CASH + $0.50 CASH DIVIDEND); PHMD TERMINATED NEGOTIATIONS
LCAV TO CONSIDER PRICE ABOVE MIDPOINT BETWEEN $4.75 AND $5.75, PREFER ALL CASH
LCAV RESPONDED WILL CONSIDER $5.37/SHARE IN CASH
EXCHANGED MERGER AGREEMENT DRAFTS; LCAV PROPOSED INCREASE IN PRICE; PHMD DECLINED
3/20/13
8/6/13
08/10,21-22/13
10/2/13
10/7/13
10/13/13
10/18/13
11/13/13
11/22/13
12/20/13
12/24/13
12/30/13
1/8/13-2/13/14
2/13/14
PHMD SUBMITS NONBINDING INDICATION OF INTEREST AT $4.25 A SHARE (80% CASH, 20% STOCK)
PHMD SENDS REVISED NBII AT $6.31 A SHARE: $4.75 (60% CASH, 40% STOCK) PLUS CONTINGENT WARRANTS
LCAV DECLINED NBII, STATED IT WILL CONSIDER ALL CASH OFFER AT A HIGHER PRICE
PHMD EXPRESSED POTENTIAL TO INCREASE OFFER TO $5.25/SHARE CASH
PHMD OFFERED $5.33/SHARE IN CASH
SIGNED NON-BINDING CONFIDENTIAL LETTER OF INTENT AT $5.37/SHARE IN CASH
MERGER AGREEMENT SIGNED AND ANNOUNCED

LCA VISION

Valuation Analyses

Premium to Historical Stock Price

- 34.6% premium over February 12, 2014 closing price
- 28.2% premium over 30-day VWAP ended February 12, 2014
- 31.5% premium over 90-day VWAP ended February 12, 2014



Nov 15, 2013: LCAV 3.96
$5.37 per share
5.50
5.00
4.50
4.00
3.50
3.00
© 2014 Yahoo! Inc.
2013 May Jun Jul Aug Sep Oct Nov Dec 2014 Feb Mar Apr
Volume: 70,200
4.0M
2.0M
1D 5D 1M 3M YTD 6M 1Y 2Y 5Y Max
FROM: Apr 3 2013
TO: Apr 2 2014
+73.70%

LCA VISION

Acquisition Premium vs. Others

- Analyzed 51 completed transactions since 2011
- U.S. targets with EV between $50 million and $250 million, pre-offer share price of at least $1.00 and 30-day average trading volume of at least 20,000 shares (excluding financial institution transactions)

	1 Day	30 Days	60 Days	90 Days	180 Days	365 Days
Mean	35.1%	36.7%	41.0%	46.9%	51.5%	42.7%
Median	35.4%	33.6%	37.5%	44.1%	46.8%	43.3%
Implied Mean LCA Share Price	$ 5.48	$ 6.00	$ 4.76	$ 4.89	$ 5.99	$ 4.75
Implied Median LCA Share Price	$ 5.50	$ 5.87	$ 4.65	$ 4.80	$ 5.80	$ 4.77

Implied Per Share Equity Value Reference Range	Merger Consideration
$4.65 - $6.00	$5.37

LCA VISION

Discounted Cash Flow Valuation

- Based on LCA-Vision management financial projections for 2014 through 2017
- Estimated values based upon
  - NPV of projected standalone unlevered after-tax free cash flows
  - Weighted average cost of capital ranging from 17% to 21%
  - Estimated terminal value as of December 31, 2017 based upon EBITDA multiples of 6.0x to 8.0x
  - Federal NOL carry-forwards

Implied Per Share DCF Reference Range	Merger Consideration
\$3.48 - \$4.50	\$5.37

Revenue Multiples Of Comparable Transactions

- Based on eight M&A transactions** of comparable companies since January 2011
- Transaction value calculated as a multiple of LTM revenue
  - Range = 0.68x to 1.42x
  - Median = 1.00x
- Multiples of EBITDA or net income are N/A due to LCAV losses

**

Target	Acquirer
United Surgical Partners International (USPI)	American Institute of Gastric Banding (AIGB)
Sagard Capital Partners	IntegraMed America, Inc.
Graymark Healthcare, Inc.	Foundations Surgery Affiliates LLC
JLL Partners	American Dental Partners, Inc.
United Surgical Partners International (USPI)	Titan Health Corp.
AmSurg Corp.	National Surgical Care, Inc.
Surgery Center Holdings	NovaMed, Inc.
Irving Place Capital	National Surgical Hospitals

Implied Per Share Equity Value Reference Range	Merger Consideration
$4.17 - $5.66	$5.37

LCA VISION

Revenue Multiple of Public Companies

- Identified eight companies* with comparable operational business models, financial profiles and/or industry fundamentals
  - Market caps of $30 million to $700 million
- Revenue multiple of enterprise value calculated as of February 10, 2014, plus debt, less cash and other adjustments
  - Mean LTM multiple = 0.84x
  - Median LTM multiple = 0.89x
- Multiples of EBITDA or net income are N/A due to LCAV losses

*Comparable Companies
Birner Dental Management
Cross Country Healthcare
Digirad Corporation
PDI Inc.
PhotoMedex
Steiner Leisure
Town Sports International
Vision Eye Institute

Implied Per Share Equity Value Reference Range	Merger Consideration
$4.92 - $5.15	$5.37

Future Value Analysis

- Present value of projected future per-share stock price at December 31, 2016 using forward P/E multiple on EPS projections of $0.52 for 2017
  - Assumed P/E range of 13.0x to 17.0x (healthcare services sector)
  - Assumed 19.2 million fully diluted shares
  - Discount rates of 17% to 21% (LCAV weighted average cost of capital with upward adjustment for microcap premiums)

Implied Per Share Equity Value Reference Range	Merger Consideration
$3.92 - $5.64	$5.37

Summary of Valuation Analyses


$7.00
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
$0.00
$5.37
M&A
DCF
Precedent
Public Co.
FV

Analyst Narrative Supports Deal

- **Raymond James (John Ransom), October 29, 2013 (post-3Q13 results)** – "While volumes turned positive in the third quarter for the first time since 2Q12, 4Q has gotten off to a tough start due to the government shutdown's impact on consumer confidence, which keeps us on the sidelines for now given the potential return to negative volume growth…While we are encouraged by results of ongoing expense reduction efforts, we wait for better visibility on LASIK volume recovery before getting constructive on the name."
- **WallachBeth Capital (Kathleen McGrath), October 30, 2013 (post-3Q13 results)** – "Nonetheless, volume growth this year remains pressured by the reduction in FSA allowances ($2.5K max versus $5K prior). And while the FSA contribution reduction will be anniversaried next year, 2014 could start off a bit soft due to the shift to HSA accounts from FSA that requires waiting for the balance to be available as required under HSAs. Reiterate Buy rating and lowering price target to $4.25 versus $4.65 prior as a result of our more conservative outlook on 2014." Kathleen has not issued a report since the deal was announced.
- **Raymond James (John Ransom), February 13, 2014 (post-announcement)** – "The $106 million purchase price (or $70 million net of LCA cash) represents an EV/2013 sales multiple of 0.9x compared to the 0.4-0.5x five-year average level and appears to be a full and fair purchase price for LCA shareholders given recent growth trends."
- **Maxim Group (Anthony Vendetti), February 18, 2014 (post-4Q13 earnings release)** – "Although we believe LCAV could be worth greater than $6.50 in 12-24 months, we believe a deal is likely completed this year."
- **Vertical Group (Kim Opiatowski) [PHMD coverage], March 10, 2014** – "LCAV's financials are clearly not exciting, as it currently runs cash flow neutral to slightly negative, due to its high operating leverage. As a result, very few suitors have the correct profile to be able to leverage the LCA-Vision LasikPlus Centres."

LCA VISION

Compelling Value vs. Analyst PTs

- Four sell-side analysts published research on LCAV, with the most recent ratings and price targets (pre-acquisition announcement) as follows:

Brokerage Firm	**Analyst**	**Rating**	**Price Target**
Maxim Group	Anthony Vendetti	Buy	$8.00*
Raymond James & Assoc.	John Ransom	Market Perform	N/A
Sidoti & Co.	Joe Munda	Buy	N/A
WallachBeth	Kate McGrath	Buy	$4.25

- Consensus estimates for both revenue and earnings per share for 2014 exceed LCA-Vision's internal projections

* post-announcement target reduced to $6.50 by Maxim

LCA VISION

Strategic Rationale for Transaction

Cautious Industry Commentary

- "'LASIK surgery today is far superior from a safety and efficacy standpoint than it was 15 years ago. Yet demand for the procedure is the lowest it's ever been, with the current state of the LASIK market 50% or more below its peak in 2000 and 2007", according to Shareef Mahdavi, president of SM2 Strategic, Pleasanton, Calif."
- "'The numbers haven't been with us because we're in between the Baby Boomers now; the youngest Baby Boomers, being 48, have moved beyond what we would call the sweet spot of LASIK,' Mr. Mahdavi said."
- "'The next big demographic to come up is Generation Y or the Millennial generation,' said Richard L. Lindstrom, MD, founder of Minnesota Eye Consultants. Depending on which demographers you follow, Dr. Lindstrom estimates there are 105 million Millennials, a larger demographic than Baby Boomers, while Mr. Mahdavi says there are about 80 million of them, the same amount as Baby Boomers. What both parties agree on is that this demographic is not quite LASIK ready yet. 'Right now they're 17-27 [years old] and most of them are quite successfully wearing contact lenses,' Dr. Lindstrom said."
- "In the U.S., the Millennials are also the most financially challenged demographic because of their large college debt and the hostile job environment where the unemployment rate is high…so for them to think about paying $3,500-$4,000 for LASIK is out of the question, unless they're getting support from their parents or grandparents."
- "'I think starting in their 30s, we're going to see more of the Millennials getting interested in LASIK, but that's still two to three years away,' he [Dr. Lindstrom] said."

Emphasis added
Excerpted from "Marketing to Millennials"
Ophthalmology Business
Published online November 2013

Certain Value, Uncertain Business

- Cyclical business, highly dependent on consumer discretionary spending and historically closely correlated to changes in consumer confidence and labor participation index
- Six-year history of net losses
  - Core laser correction business was profitable in 2013
- Continuing decline in refractive procedures performed in the U.S., from 1,370,200 in 2007 to 592,396 in 2013, a decline of 58%
- Difficulty in gaining market share in an industry dominated by individual ophthalmologists
- Risk of further potential adverse changes in healthcare regulation
- Expansion efforts into cataract surgery have required significant capital and are not yet profitable

Company is Managing Costs to Offset Volume Declines



Breakeven Volume
120,000
100,000
80,000
60,000
40,000
20,000
-
2009
2010
2011
2012
2013
2014



Procedure Volume
25,000
20,000
15,000
10,000
5,000
0
Q1
Q2
Q3
Q4
2012
2013

- Unknown impact due to migration from FSAs (pre-tax dollars spent before accrued) to HSAs (pre-tax dollars spent after accrued), and limitation on total pre-tax dollars available per patient

LCA VISION

Financial History and Projections

($ in millions, except diluted earnings per share)	2010A	2011A	2012A	2013A	2014P	2015P	2016P	2017P
Revenue	$ 99.8	$ 103.0	$ 101.5	$ 92.2	$ 97.1	$ 109.8	$ 128.2	$ 149.3
Operating Income (EBIT)	(22.0)	(6.5)	(9.3)	(2.4)	(1.1)	1.6	4.9	9.3
EBITDA	(12.6)	(0.8)	(4.6)	(0.3)	0.9	3.7	7.6	12.8
Net Income	(20.6)	(6.2)	(8.5)	(1.4)	-	2.3	5.6	10.1
Diluted Earnings per Share	$ (1.10)	$ (0.33)	$ (0.45)	$ (0.07)	$ -	$ 0.12	$ 0.29	$ 0.52

- Stabilized the business by taking costs out
- Decreased procedure volume and revenue with improved EBIT
- Volatile industry, therefore no guarantee of future results
- Future growth dependent largely upon success of refractive lens expansion

LCA VISION

Divergence in Correlation with Consumer Confidence

Historically there has been a high correlation between LCAV eye volume and Consumer Confidence; however, the correlation has lessened since the recession


CCI
Procedures
Divergence between CCI and procedure volume has been widening for 4+ years
250
200
150
100
50
0
-50
500,000
400,000
300,000
200,000
100,000
0
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
Consumer Confidence
LCA Eye Volume

LCA VISION

Alternatives Considered

Stay the course

- Management has significantly lowered the breakeven point by closing underperforming vision centers and taking costs out of the business, but revenue has declined since 2011

Acquisitions

- Company has cash reserves, but not sufficient to effect material transaction
- Low level of LCAV stock float and distressed stock price limits ability to use stock as a currency for acquisitions
- Ophthalmology industry is highly fragmented with limited M&A potential

Merger with large competitor

- The Board pursued this alternative but no deal could be achieved

Shop the company

- The Board had not shopped the company given the absence of profitability and top-line growth, and the lack of multiple logical buyers
- Board used "go-shop" period to test the market for a better price; approximately 50 potential acquirers were approached

Key Rationale for Accepting Offer

Future is uncertain

- Laser vision correction industry was significantly impacted by the recession and has not recovered
- Management has only a 30-day visibility into procedure volume
- Millennials are carrying large amounts of student loan debt and are generally under-employed
- 2011 diversification into refractive lens and cataract has been slow and continues to generate losses
- Future growth is largely tied to consumer demand, which is uncontrollable and uncertain

Credible buyer

- PhotoMedex is a credible buyer with substantial cash and sufficient bank commitments to finance the transaction
- All-cash transaction; no stock consideration

Compelling price

- Offer is a sizable premium for LCAV stockholders

LCA VISION

Q&A

LCA VISION